Exhibit 10.20

Money4Gold Holdings, Inc.
595 S. Federal Highway, Suite 600
Boca Raton, Florida 33432

September 30, 2009
Mr. Umut Vardar
Leadcreations.com, LLC
201 Alhambra Circle
Suite 501
Coral Gables, FL 33134

Re:           Accounts Payable Credit

Dear Umut:

This letter evidences our recent agreement through which Leadcreations.com, LLC (“Leadcreations”) has agreed to reduce the accounts payable from Money4Gold Holdings, Inc. (the “Company”) by $50,000 in exchange for the Company issuing to Leadcreations 333,334 shares of common stock and 333,334 warrants exercisable at $0.30 per share as provided in the confidential private placement memorandum dated August 20, 2009.

Please complete the subscription agreement and submit it to me at your earliest convenience.  Please also execute a copy of this letter agreement evidencing your agreement to its terms.

Sincerely yours,

/s/ Daniel Brauser
Daniel Brauser
Chief Financial Officer

We hereby agree to the following:

LEADCREATIONS.COM, LLC

By:	/s/ Umut Vardar Umut Vardar, Manager